The Coastal Corporation                                      The Energy People






                                 March 26, 1998



Dear Fellow Stockholder:

         You are cordially invited to attend the 1998 Annual Meeting of Stockholders of The Coastal Corporation to be held on May 7, 1998, at the Renaissance Houston Hotel, Greenway Plaza, Houston, Texas, at 10:00 a.m. Your Board of Directors and executive officers look forward to personally greeting those stockholders able to attend.

         The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

         It is important that your shares be represented at the meeting. Would you please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

                                              DAVID A. ARLEDGE
                                      --------------------------------
                                              David A. Arledge
                                      Chairman of the Board, President
                                        and Chief Executive Officer


COASTAL TOWER
NINE GREENWAY PLAZA
HOUSTON, TEXAS 77046-0995

                             THE COASTAL CORPORATION
                                  Coastal Tower
                               Nine Greenway Plaza
                            Houston, Texas 77046-0995

                NOTICE OF THE 1998 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1998

To the Stockholders of The Coastal Corporation:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of The Coastal Corporation ("Coastal" or the "Company") will be held at 10:00 a.m. on May 7, 1998, at the Renaissance Houston Hotel, Greenway Plaza, Houston, Texas, for the following purposes:

          (1) To elect five Class III directors to terms of office expiring at the year 2001 Annual Meeting of Stockholders;

          (2) To consider a proposal to adopt the 1998 Incentive Stock Plan;

          (3) To consider a stockholder proposal, described in the accompanying Proxy Statement, which is opposed by the Board of Directors; and

          (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The voting stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, it will be appreciated if you would sign, date and return the enclosed proxy at your earliest convenience. You may, of course, change or withdraw your proxy at any time prior to the voting at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting.

         The Board of Directors has fixed the close of business on March 11, 1998 as the record date for the determination of holders of Common Stock, Class A Common Stock, $1.19 Cumulative Convertible Preferred Stock, Series A, $1.83 Cumulative Convertible Preferred Stock, Series B, and $5.00 Cumulative Convertible Preferred Stock, Series C, entitled to notice of, and to vote at, the Annual Meeting.

                                         By Order of the Board of Directors,

                                                 AUSTIN M. O'TOOLE
                                         -----------------------------------
                                                 Austin M. O'Toole
                                         Senior Vice President and Secretary

March 26, 1998

                             YOUR VOTE IS IMPORTANT

TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE MEETING AND SAVE THE EXPENSE OF A SECOND MAILING, WOULD YOU PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                TABLE OF CONTENTS


                                                                           Page

Stock Ownership............................................................  2
Proposal 1 - Election of Directors.........................................  3
Information Regarding Directors............................................  4
      Committees and Meetings..............................................  5
      Compensation of Directors............................................  6
      Stock Ownership Guideline for Directors..............................  7
Executive Compensation.....................................................  8
      Summary of Cash and Certain Other Compensation.......................  8
      Stock Options........................................................  9
      Option/SAR Exercises and Holdings.................................... 10
Compensation and Executive Development Committee Report on Executive
     Compensation.......................................................... 10
Pension Plan Table......................................................... 13
Performance Graph - Shareholder Return on Common Stock..................... 14
Transactions with Officers and Directors................................... 14
Proposal 2 - Proposal to Adopt the 1998 Incentive Stock Plan............... 15
Proposal 3 - Stockholder Proposal.......................................... 20
Vote Required for Approval................................................. 21
Compliance with Section 16(a) of the Exchange Act.......................... 21
Independent Auditors....................................................... 21
Stockholder Proposals...................................................... 21
Other Matters.............................................................. 22
Availability of Form 10-K Annual Report ................................... 22
Appendix A - The Coastal Corporation 1998 Incentive Stock Plan

                                       (i)

                             THE COASTAL CORPORATION

                                 PROXY STATEMENT

      The enclosed proxy is being solicited by the Board of Directors of The Coastal Corporation ("Coastal" or the "Company"), Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995, telephone number (713) 877-1400, for use at the 1998 Annual Meeting of Stockholders to be held at 10:00 a.m. on May 7, 1998, at the Renaissance Houston Hotel, Greenway Plaza, Houston, Texas, or any adjournments thereof. Certain directors, officers and employees of the Company will solicit proxies by telephone, telegram, mail or personal contact at the Company's expense. In addition, the Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies and will pay such firm a fee of $6,000 plus reimbursement of expenses. Arrangements will be made with brokers, nominees and fiduciaries to send proxies and proxy material at the Company's expense to their principals. This proxy statement is being mailed on or about March 26, 1998 to stockholders of record on March 11, 1998.

      The purpose of the Meeting is for the stockholders of the Company (1) to elect five Class III directors to terms of office expiring at the year 2001 Annual Meeting of Stockholders; (2) to consider and act on the Company's 1998 Incentive Stock Plan; (3) to consider and act on a stockholder proposal, which is opposed by the Board of Directors; and (4) to transact such other business as may properly come before the Meeting or any adjournments thereof.

      The total number of shares of stock of the Company outstanding and entitled to vote at the Meeting is 106,297,156 consisting of: 57,537 shares of $1.19 Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), 66,744 shares of $1.83 Cumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock"), and 29,204 shares of $5.00 Cumulative Convertible Preferred Stock, Series C (the "Series C Preferred Stock") (the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are referred to herein collectively as the "Preferred Stock"), 105,779,387 shares of Common Stock, and 364,284 shares of Class A Common Stock. Each share of Common Stock or Preferred Stock entitles the holder to one vote with respect to all matters to come before the Meeting and all of such shares will vote together as a single class. Except with respect to the election of one of the five Class III directors, each share of Class A Common Stock entitles the holder to 100 votes with respect to all matters to come before the Meeting, voting with the Common Stock and the Preferred Stock. In the election of directors, the Class A Common Stock will vote, together as a class with the Common Stock and Preferred Stock, for the election of three of the five Class III directors standing for election. The Common Stock and Preferred Stock will vote together as a class for the election of two of the Class III directors standing for election. Only holders of voting securities of record at the close of business on March 11, 1998 are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. Management knows of no person that owns beneficially more than five percent (5%) of the outstanding shares of any class of voting securities of the Company, other than as set forth below under "Stock Ownership." The aggregate of all shares entitled to vote at the meeting have 142,361,272 votes. A quorum consists of a majority of the votes entitled to be cast, or 71,180,637 votes.

      The Annual Report of the Company for the year ended December 31, 1997, including financial statements, is being mailed on or about March 26, 1998, together with this Proxy Statement to all stockholders of record as of March 11, 1998, except for accounts where the stockholder has filed a written request to eliminate duplicate reports. Additional copies of the Annual Report are available without charge, upon request. See "Availability of Form 10-K Annual Report."

      Each properly executed proxy received at or before the Meeting on May 7, 1998 will be voted at the Meeting as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted FOR the election of all the nominees as Class III directors, FOR the proposal to approve the 1998 Incentive Stock Plan, and AGAINST the stockholder proposal. The shares held by each stockholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the Meeting unless such proxy is timely revoked. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is voted by giving written notice to the Secretary of the Company, or by a stockholder personally voting his or her shares at the Meeting, or by giving a later dated proxy.

                                 STOCK OWNERSHIP

      The following table sets forth information, as of March 11, 1998, with respect to each person known or believed by the Company to be the beneficial owner, who has or shares voting and/or investment power (other than as set forth below), of more than five percent (5%) of any class of its voting securities.

      Name and Address                                                                                 Percent (%)
     of Beneficial Owner                       Title of Class             Number of Shares            of Class <F1>
     -------------------                       --------------             ----------------            ------------

O. S. Wyatt, Jr.                            Class A Common Stock               154,577  <F2>               42.2
Eight Greenway Plaza
Houston, Texas 77046-0995

Trustee/Custodian under the                     Common Stock                11,522,361  <F3>               10.8
Thrift Plan, ESOP and                       Class A Common Stock                58,447  <F3>               15.9
Pension Plan of Coastal
and its subsidiaries
Chase Bank of Texas, N.A.
600 Travis, 10th Floor
Houston, Texas  77002

FMR Corp.                                       Common Stock                 9,846,399                      9.3
82 Devonshire Street
Boston, Massachusetts 02109

Isabel H. Long                            Series A Preferred Stock              28,976                     50.4
485 S. Parkview Ave.,
Columbus, Ohio  43209-1075

The DeZurik Family                        Series C Preferred Stock              29,204  <F4>              100.0
c/o David DeZurik
309F The Island Club
777 S. Federal Hwy.
Pompano Beach, Florida 33062

----------
<F1>
Class includes presently exercisable stock options held by directors and executive officers.

<F2>
Includes 7,354 shares of Class A Common Stock owned by the spouse and a son of Mr. Wyatt, as to which shares beneficial ownership is disclaimed.

<F3>
The Trustee/Custodian is the record owner of these shares; and also is the record owner of 423 shares of the Series B Preferred Stock, each of which is convertible into 3.6125 shares of Common Stock and 0.1 share of Class A Common Stock. Voting instructions are requested from each participant in the Thrift Plan and ESOP and from the trustees under the Pension Trust. Absent timely voting instructions, the Trustee is permitted to vote Thrift Plan and ESOP shares on any matter, but has no authority to vote Pension Plan shares. Nor does the Trustee/Custodian have any authority to dispose of shares except pursuant to instructions of the administrator of the Thrift Plan and ESOP or pursuant to instructions from the trustees under the Pension Trust.

<F4>
Members of the DeZurik family acquired the Series C Preferred Stock in connection with a 1972 Agreement of Merger involving the acquisition of Colorado Interstate Gas Company, a subsidiary of the Company.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      The Company's Restated Certificate of Incorporation provides for a Board of Directors to serve in three classes having staggered terms of three years each. At present, there are thirteen directors: five directors whose terms of office expire at the Annual Meeting; four directors whose terms of office expire at the 1999 Annual Meeting; and four directors whose terms of office expire at the 2000 Annual Meeting. Information regarding each of the incumbent directors is set forth herein under the headings "Information Regarding Directors," and "Executive Compensation." At the 1998 Annual Meeting, the stockholders will be asked to elect five Class III directors.

      The five nominees for Class III director, each of whom is presently serving in that capacity, and whose new terms would expire at the year 2001 Annual Meeting of Stockholders, are: James F. Cordes, Roy L. Gates, Kenneth O. Johnson, J. Carleton MacNeil, Jr. and Thomas R. McDade.

      The holders of Common Stock, voting as a class with the Preferred Stock, are entitled to elect two of the Company's directors standing for election at the Annual Meeting. Mr. Cordes and Mr. Johnson have been nominated by the Nominating Committee of the Board of Directors to stand for election by the holders of Common Stock and Preferred Stock at the Annual Meeting. Each share of Common Stock and Preferred Stock has one vote for the election of these directors. All directors and executive officers as a group own shares representing 2.6% of the votes entitled to be cast for the election of Mr. Cordes and Mr. Johnson.

      The holders of Common Stock, Preferred Stock and Class A Common Stock, voting together as a class, are entitled to elect the remaining directors standing for election. Messrs. Gates, MacNeil and McDade have been nominated by the Nominating Committee of the Board of Directors to stand for election by the holders of Common Stock, Preferred Stock and Class A Common Stock at the Annual Meeting. Each share of Common Stock or Preferred Stock has one vote for the election of these three directors. Each share of Class A Common Stock has 100 votes for the election of these three directors. Holders of Class A Common Stock entitled to vote at the Meeting have 36,428,400 votes of a total of 142,361,272 votes, or 25.6% of the votes entitled to be cast. All directors and executive officers as a group own shares representing 14.9% of the votes entitled to be cast for the election of Messrs. Gates, MacNeil and McDade.

      If any nominee becomes unwilling or unable to serve, which is not expected, the proxies will be voted for a substitute person, if any, designated by the Nominating Committee of the Board of Directors.

      The enclosed form of proxy provides a means for stockholders to vote for the election of the Class III directors listed above, to withhold authority to vote for one or more of such directors, or to withhold authority to vote for all of such directors. Unless a stockholder who withholds authority votes for the election of one or more other persons at the Meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of directors, assuming that a quorum (a majority of the votes entitled to be cast), is present at the Meeting.

                         INFORMATION REGARDING DIRECTORS

      The following table sets forth information, as of March 11, 1998, regarding each of the current directors, including Class III directors standing for election, and all directors and executive officers as a group. Each director has furnished the information with respect to age, principal occupation and ownership of shares of stock of the Company. Messrs. Cordes, Gates, Johnson, MacNeil and McDade are Class III directors whose terms expire in 1998; Messrs. Bissell, Burrow, Chapin and Katzin are Class I directors whose terms expire in 1999; and Messrs. Arledge, Brundrett, Wooddy and Wyatt are Class II directors whose terms expire in 2000.

                                                                                                  Number of Shares
   Name, (Age), Year          Offices with Coastal                                                  Beneficially         Percent (%)
 First Became Director     and/or Principal Occupation                    Title of Class              Owned<F1>            of Class*
 ---------------------     ---------------------------                    --------------          ----------------        ---------
David A. Arledge          Chairman of the Board, President                Common Stock                 247,792
(53), 1988                and Chief Executive Officer                     Class A Common Stock           2,352

Harold Burrow             Retired; Vice Chairman of the Board             Common Stock                 134,177  <F2>
(83), 1973                of the Company                                  Class A Common Stock          13,601               3.7

John M. Bissell           Chairman of the Board                           Common Stock                   5,096
(67), 1985                of Bissell Inc.                                 Class A Common Stock             -0-

George L. Brundrett, Jr.  Attorney                                        Common Stock                   4,910
(76), 1973                                                                Class A Common Stock           2,290

Roy D. Chapin, Jr.        Former Chairman and                             Common Stock                   3,250  <F2>
(82), 1988                Chief Executive Officer                         Class A Common Stock             -0-
                          of American Motors Corporation

James F. Cordes           Retired; former Executive Vice                  Common Stock                  10,835
(57), 1985                President of the Company                        Class A Common Stock             -0-

Roy L. Gates              Ranching and Investments                        Common Stock                   4,128
(69), 1969                                                                Class A Common Stock           2,736

Kenneth O. Johnson        Senior Vice President                           Common Stock                  36,843
(77), 1988                                                                Class A Common Stock           9,604               2.6

Jerome S. Katzin          Retired Investment Banker                       Common Stock                  41,803  <F2>
(79), 1983                                                                Class A Common Stock             -0-

J. Carleton MacNeil, Jr.  Securities Brokerage and Investments            Common Stock                   1,000
(63), 1997                                                                Class A Common Stock             -0-

Thomas R. McDade          Senior Partner, Law Firm of McDade,             Common Stock                   2,500  <F2>
(65), 1993                Fogler, Maines & Lohse L.L.P., Houston          Class A Common Stock             -0-

L. D. Wooddy, Jr.         Former President of Exxon                       Common Stock                   5,000
(71), 1992                Pipeline Company                                Class A Common Stock             -0-

O. S. Wyatt, Jr.          Retired; Chairman of the Executive              Common Stock               2,399,505  <F2>         2.3
(73), 1955                Committee of the Company                        Class A Common Stock         154,577  <F2>        42.1

All directors and executive officers as a group                           Common Stock               3,351,390  <F3>         3.1
(34 persons, including the above)                                         Class A Common Stock         186,394  <F3>        50.8

                        (See footnotes on following page)


      * Less than one percent unless otherwise indicated. Class includes outstanding shares and presently exercisable stock options held by directors and executive officers. Excluding presently exercisable stock options, directors and executive officers as a group would own 184,114 shares of Class A Common Stock, which would constitute 50.5% of the shares of such class.

                                        4



<F1>

Except for the shares referred to in Notes 2 and 3 below, and the shares represented by presently exercisable stock options, the holders are believed by Coastal to have sole voting and investment power as to the shares indicated. Amounts include shares in Coastal ESOP and Thrift Plan, and presently exercisable stock options held by Messrs. Arledge (225,873 shares of Common Stock and 2,280 shares of Class A Common Stock) and Johnson (3,848 shares of Common Stock).

<F2>
Includes shares owned by the spouse of Mr. Burrow (5,000 shares of Common Stock), by the spouse of Mr. Chapin (1,000 shares of Common Stock), by the spouse of Mr. Katzin (928 shares of Common Stock), by the spouse of Mr. McDade (1,000 shares of Common Stock) and by the spouse and a son of Mr. Wyatt (265,995 shares of Common Stock and 7,354 shares of Class A Common Stock), as to which shares beneficial ownership is disclaimed.

<F3>
Includes presently exercisable stock options to purchase 544,459 shares of Common Stock and 2,280 shares of Class A Common Stock; also includes 281,112 shares of Common Stock and 7,354 shares of Class A Common Stock owned by spouses and children, as to which shares beneficial ownership is disclaimed. In addition, one executive officer owns 8 shares of Series B Preferred Stock, each of which is convertible into 3.6125 shares of Common Stock and 0.1 share of Class A Common Stock.

      No incumbent director is related by blood, marriage or adoption to another director or to any executive officer of the Company or its subsidiaries or affiliates.

      Except as hereafter indicated, the above table includes the principal occupation of each of the directors during the past five years. The listed executive officers have held various executive positions with Coastal during the five-year period.

      Mr. Bissell is a member of the Boards of Directors of Old Kent Financial Corporation and Batts Inc.

      Mr. Cordes is a member of the Board of Directors of Comerica Inc.

      Mr. Katzin is a member of the Board of Directors of Qualcomm Incorporated.

      Mr. McDade is a trial lawyer and the founding senior partner of the Houston law firm of McDade, Fogler, Maines & Lohse L.L.P. Prior to forming McDade, Fogler, Maines & Lohse L.L.P., he was a senior partner in the Houston law firm of Fulbright & Jaworski. He is a member of the Board of Directors of Equity Corporation International.

      Messrs. Arledge and Burrow are directors of Colorado Interstate Gas Company and ANR Pipeline Company. Both of these subsidiaries of the Company are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Committees and Meetings

      The Company's Board of Directors has an Executive Committee which consists of Messrs. Wyatt (Chairman), Arledge, Burrow, Cordes and Wooddy which has general authority to act in the management and business affairs of the Company when the full Board of Directors is not in session, except for the review of capital expenditures in excess of $15,000,000.

      As permitted by the General Corporation Law of the State of Delaware and the Company's By-Laws, the Board of Directors and the Executive Committee took various corporate actions during 1997 by means of unanimous written consent. These actions included approval or review of certain capital expenditures, credit arrangements, corporate guarantees, elections of officers, establishment of bank accounts and similar authorizations.

      During 1997, the Board of Directors held 8 regular meetings and 3 special meetings and also approved 2 actions by unanimous consent. The Executive Committee held 7 meetings and approved 108 matters by consent action.

      The Company also has an Audit Committee consisting of Messrs. Katzin (Chairman), Bissell and Gates which meets periodically to review the results of operations of the Company with members of the Company's staff who are responsible for accounting matters and from time to time with the Company's independent auditors, Deloitte & Touche LLP. During 1997, the Audit Committee met 8 times.

      In addition, the Company has a Compensation and Executive Development Committee which consists of Messrs. Bissell (Chairman), Chapin and Katzin which meets from time to time to review compensation, stock option awards and other matters concerning remuneration of employees of the Company. During 1997, the Compensation and Executive Development Committee met 6 times and also approved 17 matters by consent action.

      On June 6, 1997, the Board of Directors established a Nominating Committee consisting entirely of independent directors, namely L. D. Wooddy, Jr. (Chairman), John M. Bissell, Roy D. Chapin, Jr. and Jerome S. Katzin. The Nominating Committee met two times in 1997, at which meetings the committee considered the expansion of the composition of the Board of Directors and recommended J. Carleton MacNeil, Jr. for election to the Board of Directors. The Committee will consider nominations recommended by stockholders upon submission in writing to the Secretary of the Company the name of any nominee, together with the qualifications for service as a director of the Company.

      Each incumbent director attended a minimum of 84% of the aggregate of (i) the 1997 meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served. Eight directors attended 100% of such meetings. Attendance of all directors at such meetings averaged 96%.

Compensation of Directors

      There is a limitation of $60,000 per annum on cash fees paid by Coastal to any non-management director. Messrs. Arledge and Johnson, as members of management of the Company, receive no fees for services as directors. Messrs. Wyatt and Cordes retired as officers and employees of the Company during 1997 and began receiving fees at the rate of $48,000 per annum as members of the Board of Directors and the Executive Committee. Each remaining director received directors' fees at the annual rate of $24,000 for services as a director; Messrs. Burrow and Wooddy each received fees at the annual rate of $24,000 for services as members of the Executive Committee; Messrs. Bissell, Katzin and Gates each received fees of $24,000 for services as members of the Audit Committee; Messrs. Bissell and Katzin each received fees of $12,000 for services as members of the Compensation and Executive Development Committee. Mr. Chapin received fees of $15,000 for services as a member of the Compensation and Executive Development Committee. Messrs. Wooddy and Chapin each received fees of $10,000 for services as members of the Nominating Committee.

      Mr. Burrow retired effective December 31, 1995 and entered into consulting agreements with Colorado Interstate Gas Company and ANR Pipeline Company pursuant to which he received consulting fees in the aggregate of $60,000 in 1997. He also received aggregate fees of $48,000 as a director and member of the Executive Committee of Coastal, fees of $18,000 as a director of Colorado Interstate Gas Company, fees of $24,000 as a director of ANR Pipeline Company and fees of $12,000 as a director of Coastal Oil & Gas Corporation. The Company is providing Mr. Burrow with appropriate office space and administrative support.

      Upon his retirement as an officer and employee of the Company on July 15, 1997, Mr. Wyatt entered into a five-year renewable Agreement for Consulting Services with the Company under which he agrees to devote 50% of his time on a consultive basis to Company matters as requested by the chief executive officer of the Company. The agreement provides for compensation of Mr. Wyatt at the rate of $35,500 per month. The agreement also contains standard confidentiality and non-competition provisions. During the period of the agreement, the Company is providing Mr. Wyatt with appropriate office space, administrative support and the use of Company aircraft on Company business.

      Under the Company's Deferred Compensation Plan approved by the Board of Directors, directors are permitted to defer receipt of their fees with the amount of the deferred fees converted into phantom shares of Common Stock of the Company based on the market price of such shares on the quarterly dates on which fees are earned. On the date of termination as a director, the phantom shares are converted into cash based on the then-market price of the shares and distributed in accordance with the directors election. In addition, each director who elects to defer receipt of his fees in this manner receives a stock option to purchase an equivalent number of shares as the phantom shares. The options vest over a three-year period and expire at the end of five years. Effective January 1, 1998, Messrs. Bissell, Burrow, Chapin, Cordes, Gates, Katzin, MacNeil, McDade, Wooddy and Wyatt have elected to defer receipt of their directors' fees in accordance with the provisions of the Plan.

      On June 5, 1997, the Board of Directors adopted the "1997 Directors Stock Plan" pursuant to which each director who is not an employee of the Company will receive annually a stock option to purchase the number of whole shares of Common Stock of the Company which have an equivalent value of $25,000 on the date of grant. Options are granted at 100% of the fair market value of the Common Stock on the date of grant, vest over a three-year period and expire at the earliest of five years from the date of grant, three years after retirement, or one year after death. In accordance with the Plan, Messrs. Bissell, Brundrett, Burrow, Chapin, Cordes, Gates, Katzin, McDade and Wooddy each received options to purchase 1,812 shares on June 5, 1997; O. S. Wyatt, Jr. received an option to purchase 1,779 shares on August 1, 1997; and J. Carleton MacNeil, Jr. received an option to purchase 1,580 shares on December 4, 1997.

      The Company has a Stock Grant Plan adopted by the Board of Directors in 1988 under which non-employee directors receive a one-time grant of 1,000 shares of Common Stock of the Company. During 1997, Messrs. MacNeil, McDade, and Wooddy each received such a grant. The grants were approved by the Board of Directors and by the directors who are employees of the Company who are themselves ineligible to participate. The grants vest at a rate of one-third of the shares per annum, with credit received for prior service on the Board of Directors.

      Mr. McDade's firm received fees in the amount of approximately $264,000 for legal services rendered to the Company in 1997; and is receiving a retainer of $200,000 for legal services rendered and to be rendered in 1998.

Stock Ownership Guideline for Directors

      On October 9, 1997, the Compensation and Executive Development Committee recommended, and the Board of Directors adopted, a stock ownership guideline for directors. Under the guideline, each director is expected to own a minimum number of shares of Common Stock of the Company within five years, based on the number of shares of Common Stock having a market value of $100,000 or, if greater, three times the annual cash compensation (including deferred compensation) the director is receiving for serving as a director.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table sets forth information for the fiscal years ended December 31, 1997, 1996 and 1995 as to cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer ("CEO") and its five other most highly compensated executive officers (the "Named Executive Officers").

                                            Summary Compensation Table

                                                                             Long Term Compensation
                                                                          --------------------------
                                     Annual Compensation<F1>                Awards           Payouts
                             --------------------------------------       ----------         -------
                                                                          Securities                          All Other
                                                                          Underlying          LTIP             Compen-
Name and                                                                   Options/          Payouts           sation
Principal Position           Year       Salary ($)    Bonus ($)<F2>       SARs (#)<F3>       ($)<F4>            $<F5>
------------------           ----       ----------    -------------       ------------       -------          ---------

David A. Arledge,            1997         722,527         400,000            50,000                             57,802
Chairman of the Board,       1996         707,194         300,000           150,000                             56,576
President and CEO            1995         622,867         300,000            50,000          85,875             49,829

O. S. Wyatt, Jr.,(6)         1997         593,158         --                    -0-                             36,800
Director and former          1996         849,093         300,000               -0-                             67,928
Chairman of the Board        1995         849,093         300,000               -0-                             67,928

Coby C. Hesse,               1997         297,213         140,000            30,000                             23,777
Executive V.P. -             1996         254,973         120,000            15,000                             20,349
Administration               1995         243,321          90,000            15,000                             19,466

James A. King,               1997         343,823          90,000            10,000                             17,138
Executive V.P. -             1996         343,823          80,000            10,000                             13,572
Refining                     1995         343,823          80,000            10,000                             10,141

Jeffrey A. Connelly          1997         300,893         120,000            20,000                             24,071
Senior V.P. - Natural        1996         288,014         100,000            10,000                             23,041
Gas                          1995         269,807          85,000             8,000          20,610             21,584

Carl A. Corrallo             1997         297,635         100,000            20,000                             23,811
Senior V.P. and              1996         281,536          90,000            10,000                             22,523
General Counsel              1995         266,645          80,000            10,000          20,610             21,332

------------------------

<F1>
Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of annual salary and bonus for any named individual.

<F2>
Bonuses are based on the following factors: the individual's position; the individual's responsibility; and the individual's ability to impact the Company's financial success. See Committee Report on page 10.

<F3>
The options do not carry any stock appreciation rights.

<F4>
During 1995, Messrs. Arledge, Connelly and Corrallo received one-time cash payments in the amounts indicated in connection with awards made in 1987 under the Company's Performance Unit Plan. No further awards have been made under this Plan.

                                        8




<F5>
All Other Compensation for 1997 consists of: (i) Company contributions to the Coastal Thrift Plan (David A. Arledge $12,800; O. S. Wyatt, Jr. $12,800; Coby C. Hesse $12,800; James A. King $6,400; Jeffrey A. Connelly $12,800; and Carl A. Corrallo $12,800); (ii) certain payments in lieu of Thrift Plan contributions (David A. Arledge $45,002; Coby C. Hesse $10,977; James A. King $10,738; Jeffrey
A. Connelly $11,271; and Carl A. Corrallo $11,011); these payments are made to all employees of the Company and its subsidiaries who participate in the Thrift Plan who must discontinue their Thrift Plan participation due to federal statutory limits; and (iii) directors' fees of $24,000 paid to Mr. Wyatt.

<F6>
Mr. Wyatt retired as an officer of the Company effective July 15, 1997.

Stock Options

      The following table sets forth information with respect to stock options granted on March 5, 1997 for the fiscal year ended December 31, 1997 to the Named Executive Officers.

                  Option/SAR Grants in Last Fiscal Year (1997)

                                Number of         Percent of Total
                               Securities           Options/SARs
                               Underlying            Granted to        Exercise                      Grant Date
                              Options/SARs          Employees in        Price        Expiration        Present
           Name                 Granted<F1>         Fiscal Year<F2>     ($/Sh)          Date         Value ($)<F3>
           ----               -------------       ----------------     --------      ----------      ------------

David A. Arledge                  50,000                6.58             47.06           3/4/07         818,609

O. S. Wyatt, Jr.                    -0-                  -0-              -0-              -0-           -0-

Coby C. Hesse                     30,000                3.95             47.06           3/4/07         491,165

James A. King                     10,000                1.31             47.06           3/4/07         163,722

Jeffrey A. Connelly               20,000                2.63             47.06           3/4/07         327,443

Carl A. Corrallo                  20,000                2.63             47.06           3/4/07         327,443

---------------------

<F1>
Options expire ten years from the date of issuance and are granted at the fair market value of the Common Stock of the Company on the date of grant. Options vest cumulatively at a rate of 15% of the option shares on the first anniversary date of the date of grant, 20% on each of the second, third and fourth anniversary dates and 25% on the fifth anniversary date.

<F2>
The options do not carry any stock appreciation rights.

<F3>
Based on the Black-Scholes option pricing model expressed as a ratio .3479 x exercise price x number of shares. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions that include (i) a stock price volatility of .2205, calculated using monthly stock prices for the three years prior to the grant date, (ii) an interest rate of 6.90%, (iii) a dividend yield of 0.85% and (iv) an expected option holding period of eight years. The Securities and Exchange Commission ("S.E.C.") requires disclosure of the potential realizable value or present value of each grant. The Company's use of the Black-Scholes model to indicate the present value of each grant is not an endorsement of this valuation.

Option/SAR Exercises and Holdings

      The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options and SARs held as of the fiscal year ("FY") ended December 31, 1997.

               Aggregated Option/SAR Exercises In Last Fiscal Year
                       And FY-End Option/SAR Values (1997)

                                                                           Number of
                                                                          Securities              Value of
                                                                          Underlying             Unexercised
                                                                          Unexercised           In-the-Money
                                                                         Options/SARs           Options/SARs
                                                                         at FY-End (#)        at FY-End ($)<F1>

                           Shares Acquired                               Exercisable/           Exercisable/
        Name               on Exercise (#)      Value Realized ($)       Unexercisable          Unexercisable
------------------         ---------------      ------------------    ------------------   -----------------------

David A. Arledge               40,000               1,034,728         171,373  / 254,000   5,423,414  /  6,238,520
O. S. Wyatt, Jr.               -0-                     -0-             -0-     /  -0-         -0-     /     -0-
Coby C. Hesse                   6,000                 167,280          42,000  /  61,000   1,360,740  /  1,335,300
James A. King                  -0-                     -0-             30,000  /  30,000   1,045,680  /    724,120
Jeffrey A. Connelly            21,000                 524,610          34,600  /  40,400   1,118,264  /    884,696
Carl A. Corrallo                6,000                 190,800          41,500  /  42,000   1,247,385  /    937,240

------------------
<F1>
$-based on the market price of $61.34 at December 31, 1997.

                COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

      The following report has been provided by The Coastal Corporation's Compensation and Executive Development Committee (the "Committee") of the Board of Directors in accordance with current S.E.C. proxy statement disclosure requirements. The members of the Committee include John M. Bissell (Chairman), Roy D. Chapin, Jr., and Jerome S. Katzin.

      This material states Coastal's current overall compensation philosophy and program objectives. Detailed descriptions of the Company's compensation programs are provided as well as the information on the Company's 1997 pay levels for the CEO.

Overall Objectives of the Executive Compensation Program

      The Company's compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide fully competitive levels of compensation - at expected levels of performance - in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and stockholders such that a significant portion of each executive's compensation is directly linked to maximizing stockholder value.

      In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. As such, the Company attempts to provide both short-term and long-term incentive pay that varies based on corporate and individual performance.

     To accomplish these objectives, the Committee has structured the executive compensation program with three primary underlying components: base salary, annual incentives, and long-term incentives (i.e., stock options). Certain other executive benefits are also provided. The following sections describe the Company's plans by element of compensation and discuss how each component relates to the Company's overall compensation philosophy.

      In reviewing this information, reference is often made to the use of competitive market data as criteria for establishing targeted compensation levels. The Company targets the market 50th percentile for its total compensation program and actual total compensation rates in 1997 in aggregate were at the targeted level. (However, the Company's competitive pay posture varies by pay element, as described below.) Several market data sources are used by the Company, including energy industry norms for the selected publicly traded peer companies, as reflected in these companies' proxy statements. There is no effort made to assess how the Company's executive pay levels compare to the levels of pay provided by the companies in Value Line's Diversified Natural Gas Group which is used in Coastal's total shareholder return graph since these companies vary significantly in size and scope of operations. In addition, we utilize published survey data and data obtained from independent consultants that are for general industry companies similar in size (i.e., revenues) to the Company. The published surveys include data on over 50 companies of comparable size to the Company, as measured by revenues. Greater emphasis is placed on the published data and data obtained from consultants than on the data for proxy peers, since the published data and consulting data are reflective of company size.

Base Salary Program

      The Company's base salary philosophy is to provide base pay levels that fall between the market 50th and 75th percentiles. The Company periodically reviews its executive pay levels to assure consistency with the external market. Generally, the Company's actual base salary levels for 1997 for executives as a group were consistent with the targeted percentiles. We believe it is crucial to provide strongly competitive salaries over time in order to attract and retain executives who are highly talented and capable of creating added stockholder value.

      Annual salary adjustments for the Company are based on several factors: general levels of market salary increases, individual performance, competitive base salary levels, and the Company's overall financial results. The Company reviews performance qualitatively considering total shareholder returns, the level of earnings, return on equity, return on total capital and individual business unit performance. These criteria are assessed qualitatively and are not weighted. All base salary increases are based on a philosophy of pay-for-performance and perceptions of an individual's long-term value to the Company. As a result, employees with higher levels of performance sustained over time will be paid correspondingly higher salaries.

Annual Bonus Plan

      The Company's Annual Bonus Plan is intended to (1) reward key employees based on company/business unit and individual performance; (2) motivate key employees; and (3) provide competitive cash compensation opportunities to plan participants. Under the plan, target award opportunities vary by individual position and are expressed as a percent of base salary. The individual target award opportunities, which are slightly below market median levels, are then aggregated into a total target pool which is adjusted as described below. The amount a particular executive may earn is directly dependent on the individual's position, responsibility, and ability to impact our financial success.

      The actual bonus pool is established each year by modifying the target pool based on the Company's overall performance against measures established by the Committee. In fiscal year 1997, the key performance measure considered was earnings before interest and taxes ("EBIT") against plan. This measure was weighted 50% of the total bonus program. In 1997 the Company's EBIT performance was slightly below target, resulting in the EBIT portion of the bonus paid being slightly below target. The remaining 50% of the annual bonus opportunity in 1997 is a discretionary annual bonus pool. As a result, no formula performance measures were used in establishing the size of awards under this portion of the plan. However, in establishing the size of the discretionary bonus pool, the Committee considered the Company's return on equity relative to industry peers (using selected peers from among Value Line's Diversified Natural Gas Group included in the shareholder return graph), return on total capital compared to this selected group of industry peers, the EBIT performance of each business unit, progress made toward improving the Company's operational and financial performance, and the need to reward unique individual contributions. These measures were not formally weighted by the Committee. The size of the discretionary bonus pool element was established slightly below target by the Committee, in spite of the fact that the Company's return on equity was equal to the peer group average and that the Company's return on total capital was actually slightly above the peer group average. The Committee established the pool slightly below target because certain other areas of operation performance were not at target levels. As a result, actual bonus payments for 1997 were slightly below target and median market levels.

      Individual awards from the established bonus pool are recommended by senior management, with advice and consent from the Committee. Individual awards from the pool are based on business unit and individual employee performance, future potential, and competitive considerations. All individual performance assessments are conducted in a non-formula fashion without specific goal weightings. The total bonus awards made may not exceed the amount of funds in the bonus pool.

Long-Term Incentive Plan

      The Company's Long-Term Incentive Plan ("LTIP") is designed to focus executive efforts on the long-term goals of the Company and to maximize total return to our shareholders. While the Company's LTIP allows the Committee to use a variety of long-term incentive devices, the Committee has relied solely on stock option awards to provide long-term incentive opportunities in recent years.

      Stock options align the interests of employees and shareholders by providing value to the executive through stock price appreciation only. All stock options have a ten-year term before expiration and the most recent grants are fully exercisable within 5 years of the grant date.

      Stock options were granted to certain of the Named Executive Officers in 1997 and it is anticipated that stock option awards will be made periodically at the discretion of the Committee in the future. As in past years, the number of shares actually granted to a particular participant is also based on the Company's financial success, its future business plans, and the individual's position and level of responsibility within the Company. All of these factors are assessed subjectively and are not weighted. The number of stock options granted by the Company in 1997 was overall, slightly below market median levels.

      The Committee believes stock options are an important part of the Company's total executive pay program, since employees only receive income from the options if the Company's share price rises. In addition, shareholder approval is being sought for a new 1998 employee stock option plan. The intention of this plan is to provide enough shares for the Company to continue making stock option awards to key employees.

1997 Chief Executive Officer Pay

      As previously described, the Committee considers several factors in developing an executive's compensation package. For the CEO, these include competitive market practices (consistent with the philosophy described for other executives), experience, achievement of strategic goals, and the financial success of the Company (considering the factors described under the annual bonus plan above).

      Mr. Arledge's annual salary was not adjusted in 1997, at his request. This leaves the CEO's base salary below the market median.

      Mr. Arledge's bonus for 1997 was $400,000, payable in 1998. This award was slightly below targeted levels (and below market median levels) since the Company's aggregate performance on the measures described in the annual bonus section of this report were slightly below the aggressive Company targets.

      The Committee granted stock options for 50,000 shares to Mr. Arledge in 1997 in recognition of his performance and as an incentive to continue his efforts to increase shareholder value. These awards are tied to performance in that the executive only realizes income from stock options if the stock price rises. The grant is well below market median level for the executive position held by him.

Executive Benefits

      In 1997, the Company approved a supplemental retirement plan for the Company's executives. This plan (which is discussed in greater detail in the pension section of this proxy statement) is intended to ensure that pensions otherwise payable to executives under Coastal's qualified pension plan, are in fact paid in spite of limits placed by the tax code on the tax deductibility of qualified retirement plans for highly paid individuals.

$1 Million Pay Deductibility Cap

      Under Section 162(m) of the Internal Revenue Code, public companies are precluded from receiving a tax deduction on compensation paid to executive officers in excess of $1 million. To address the $1 million pay deductibility cap issue, the Company's proposed 1998 Incentive Stock Plan is structured so that stock option awards (which are intended to be the primary long-term incentive vehicle for the present time) qualify for an exemption from the $1 million pay deductibility limit.

      Also, at the present time, the Chairman of the Board of Directors and CEO is the only executive whose base salary plus target bonus exceeds $1 million. In order to preserve the Company's tax deduction for base salary plus bonus for this individual, the Company has established a nonqualified deferred compensation program. Under this program, any annual incentive awards that bring cash compensation to a level over $1 million may be deferred so that payments occur after the individual is no longer a Named Executive Officer, thus preserving the deductibility of the pay for the Company.

                           Compensation and Executive Development Committee

                           John M. Bissell, Chairman
                           Roy D. Chapin, Jr.
                           Jerome S. Katzin

                               Pension Plan Table

      The Employee Retirement Income Security Act of 1974, as amended by subsequent legislation, limits the retirement benefits payable under the Company's tax-qualified Pension Plan. Where this occurs, the Company provides additional nonqualified retirement benefits under the Company Replacement Pension Plan. These benefits, plus payments under the Pension Plan, will not exceed the maximum amount which the Company would have been required to provide under the Pension Plan before application of the legislative limitations. The following table shows for illustration purposes the estimated annual benefits payable currently under the Pension Plan and the Company's Replacement Pension Plan upon retirement at age 65 based on the five years final average pay and the years of credited service indicated.

                                                              Years of Credited Service
                                       --------------------------------------------------------------------
      5-Year Final
      Average Pay                      15 Years       20 Years        25 Years       30 Years      35 Years
      -----------                      --------       --------        --------       --------      --------

      $    125,000.................  $   33,877      $  45,169      $   56,461      $  67,753     $  66,948
           150,000.................      41,377         55,169          68,961         82,753        81,948
           175,000.................      48,877         65,169          81,461         97,753        96,948
           200,000.................      56,377         75,169          93,961        112,753       111,948
           225,000.................      63,877         85,169         106,461        127,753       126,948
           250,000.................      71,377         95,169         118,961        142,753       141,948
           300,000.................      86,377        115,169         143,961        172,753       171,948
           350,000.................     101,377        135,169         168,961        202,753       201,948
           400,000.................     116,377        155,169         193,961        232,753       231,948
           450,000.................     131,377        175,169         218,961        262,753       261,948
           500,000.................     146,377        195,169         243,961        292,753       291,948
           600,000.................     146,377        195,169         243,961        292,753       291,948
           700,000.................     146,377        195,169         243,961        292,753       291,948
           800,000.................     146,377        195,169         243,961        292,753       291,948
           900,000.................     146,377        195,169         243,961        292,753       291,948
         1,000,000.................     146,377        195,169         243,961        292,753       291,948
         1,100,000.................     146,377        195,169         243,961        292,753       291,948
         1,200,000.................     146,377        195,169         243,961        292,753       291,948


                                       13



(A) Compensation covered under the Pension Plan and the Replacement Pension Plan generally includes only base salary and is limited to $160,000 for 1997. During 1997 the Board of Directors amended the Company's Replacement Pension Plan to include compensation (generally base salary only) of up to $500,000 (indexed for inflation) on a prospective basis in the five year average compensation used to calculate benefits

(B) At December 31, 1997 each of the individuals named in the Summary Compensation Table who had not retired had five year average pay of $152,000 for future benefit accrual and the following years of credited service and pension payable at age 65: Mr. Arledge, 17 years, $61,968; Mr. Hesse, 11 years, $36,454; Mr. King, 5 years, $17,584; Mr. Connelly, 30 years, $101,373; and Mr. Corrallo, 11 years $29,813. Mr. Wyatt reached age 70 1/2 in January, 1995 and, because of IRS requirements concerning the Company's qualified pension plan he began receiving pension payments in April, 1996. Mr. Wyatt retired in 1997. His payments from the plans aggregated $377,249 in 1997.

(C) The normal form of retirement income is a straight life annuity. The calculation of benefits payable under the Pension Plan includes an offset of 1.5% of applicable monthly social security benefits multiplied by the number of years of credited service (up to 33 1/3 years).

             PERFORMANCE GRAPH - SHAREHOLDER RETURN ON COMMON STOCK

                                     [GRAPH]

                           Five-Year Cumulative Values
                             $100 Invested 12/31/92
                              Dividends Reinvested
                                DOLLAR VALUE OF $100 INVESTMENT AT DECEMBER 31,
                    -----------------------------------------------------------------
                     1992        1993        1994        1995        1996        1997
                     ----        ----        ----        ----        ----        ----
The Company         $ 100       $ 120       $ 111       $ 160       $ 211       $ 268
S&P 500               100         110         112         153         189         252
Index<F1><F2>         100         119         110         127         184         195

<F1>
The Index is based on Value Line's Diversified Natural Gas Group - the Performance Graph reflects total shareholder returns weighted to reflect the market capitalizations of the peer companies. The peer group is comprised of:
Cabot, Columbia Gas, Consolidated Nat'l. Gas, Eastern Enterprises, El Paso Nat'l. Gas, Enron, Equitable Resources, KN Energy, Mapco, Mitchell Energy, National Fuel Gas, Questar, Seagull Energy, Sonat, Southwestern Energy, Union Pacific, and Williams Co's.

<F2>
Coastal is excluded from the Index.


                    TRANSACTIONS WITH OFFICERS AND DIRECTORS

      In 1987, Coastal Mart, Inc. ("Coastal Mart"), a subsidiary of the Company, entered into a ten-year lease/purchase agreement with Pester Marketing Company ("Pester Marketing") for 220 gasoline service stations (subsequently reduced to 182 stations through disposition of assets) located in the midwestern region of the United States. Jack Pester, a principal stockholder and Chief Executive Officer of Pester Marketing, subsequently became an employee, officer and director of Coastal Mart and was elected a Senior Vice President of the Company. Mr. Pester is no longer active in the management of Pester Marketing, and his stock interest in that company has been placed in trust. In 1994, the lease transaction was terminated pursuant to an agreement under which Coastal Mart acquired ownership of and title to 175 of the gasoline service stations and Pester Marketing retained the seven remaining stations. During 1997, the Company and/or its subsidiaries sold approximately 14 million gallons of gasoline to Pester Marketing at prevailing market prices totaling approximately $9.97 million.

      During 1997, Company subsidiaries sold a total of approximately 30 million gallons of jet fuel to Laker Airways, Inc. ("Laker") and L. B. Limited, a charter airline, at prevailing market prices totaling approximately $18.8 million. O. S. Wyatt, Jr. owned approximately 51% of the stock of Laker which he disposed of in 1997; and he owns approximately one-third of the shares of L. B. Limited. A balance of approximately $4.8 million of Laker indebtedness to Coastal is guaranteed by Mr. Wyatt.


         PROPOSAL 2 - A PROPOSAL TO ADOPT THE 1998 INCENTIVE STOCK PLAN

      On March 19, 1998, the Board of Directors (the "Board") adopted The Coastal Corporation 1998 Incentive Stock Plan (the "1998 Stock Plan") under which a total of 4,000,000 shares of Common Stock are made available for the granting of awards, a portion or all of which may qualify as incentive stock options, non-incentive stock options, restricted stock grants and/or stock awards. The Board believes that the shares of Common Stock made available under the 1998 Stock Plan will aid Coastal in retaining the services of key employees and attracting the best available personnel. Accordingly, the Board has approved and adopted the 1998 Stock Plan, subject to approval by the stockholders.

      The Board of Directors unanimously recommends a vote FOR Proposal No. 2.

      The full text of the 1998 Stock Plan is set forth in Appendix A to this Proxy Statement and reference is made thereto for a complete description. The following is a summary of the major provisions of the 1998 Stock Plan and is qualified by the full text thereof.

Number of Shares

      A total of up to 4,000,000 shares of Common Stock are available for the granting of options, restricted stock grants and stock awards under the 1998 Stock Plan. If an option, restricted stock grant or stock award under the 1998 Stock Plan expires or terminates before it has been exercised or earned in full, the shares of Common Stock allocable to the unexercised portion of such option, restricted stock grant or stock award may again be subject to an option, restricted stock grant or stock award under the 1998 Stock Plan. The number of shares available and subject to options, option prices and, to the extent applicable, the number of shares subject to any restricted stock grant or stock award will be adjusted upward or downward, as the case may be, in the event of any subdivision or consolidation of shares or other capital readjustment, stock dividend, merger, consolidation or similar transaction affecting the shares. The maximum aggregate number of shares with respect to which options, restricted stock grants or stock awards may be granted or issued to any employee under the 1998 Stock Plan during each year is 100,000 shares.

Administration

      The 1998 Stock Plan is administered by the Compensation and Executive Development Committee (the "Committee") of the Board of Directors of the Company, which consists of directors who are not employees of the Company and who are not eligible to receive options, restricted stock grants and stock awards under the 1998 Stock Plan. Except as provided below, the Committee has sole authority to determine which eligible employees of the Company receive options, restricted stock grants and stock awards under the 1998 Stock Plan, the times when options, restricted stock grants and stock awards are granted, the number of shares covered by the option, restricted stock grant or stock award in each case, the provisions of any agreement and when options may be exercised or when restricted stock grants or stock awards become vested. The directors currently serving on the Committee are John M. Bissell (Chairman), Roy D. Chapin, Jr. and Jerome S. Katzin.

Stock Options

      Stock options may be granted by the Committee at prices determined in the discretion of the Committee, provided that the option price must be at least equal to the fair market value of the Common Stock on the date of grant. The option price is payable in cash, Common Stock or such other form of payment as may be determined by the Committee. On March 11, 1998 the fair market value of Common Stock on the New York Stock Exchange was $65.19 per share.

Restricted Stock Grants

      The Committee may grant to an eligible employee shares of Common Stock subject to specified restrictions on transferability and vesting as provided in the 1998 Stock Plan.

Stock Awards

      The Committee may award and cause the Company to issue shares of Common Stock to an eligible employee. Stock awards may be made in lieu of cash compensation or as additional compensation. The Committee may also make stock awards contingent on pre-established performance goals determined by the Committee; such performance-based awards are limited to senior officers (i.e., Vice President, Secretary, Treasurer and above) of the Company and its subsidiaries. Performance goals determined by the Committee may be based on specific increases in net profits, stock price, Company or segment sales, market share, earnings per share, and/or return on equity. The maximum number of shares which may be issued to any one employee is 100,000 per year.

Eligibility

      Subject to selection by the Committee, any full-time key employee of Coastal or its subsidiaries is eligible to be granted one or more options, restricted stock grants or stock awards pursuant to the 1998 Stock Plan. At present, it is estimated that up to approximately 350 current employees will be eligible to receive benefits under the 1998 Stock Plan.

Duration

      No option, restricted stock grant or stock award granted under the 1998 Stock Plan may be made exercisable after the expiration of ten years from the date it is granted.

Transferability of Options

      The Committee may, in its discretion, permit an employee to transfer non-incentive stock options to the children, grandchildren or spouse of the employee ("Immediate Family Members"), to a trust established for the exclusive benefit of one or more Immediate Family Members or to a partnership in which Immediate Family Members are the only partners (collectively, "Permitted Transferees"). The Plan (a) does not allow for consideration to be paid for such transfers and (b) allows transferees to transfer options only to the original employee/optionee or to other Permitted Transferees of the original employee/optionee. Other than as described in this paragraph, rights under the Plan are not generally transferable (and may not be disposed of or pledged) other than by will or the laws of descent and distribution or pursuant to domestic relations orders.

      Following the transfer of any non-incentive stock option as described above, such non-incentive stock option will remain subject to the same terms and conditions as were applicable to such non-incentive stock options immediately prior to transfer, provided that the transferee will be deemed substituted for the transferor to the extent appropriate to enable the transferee to exercise the transferred non-incentive stock options. Specifically and without limitation, events occurring with respect to the original employee/optionee that affect the term of the non-incentive stock options will have the same effect on a non-incentive stock option held by a transferee as if the non-incentive stock option were still held by the original employee/optionee.

Vesting

      Unless otherwise provided by the Committee, generally options vest on a cumulative basis as to 15% of the option shares on the first anniversary of the date the option is granted, as to 20% of the option shares on each of the second, third and fourth anniversaries of the date the option is granted, and as to 25% of the option shares on the fifth anniversary of the date the option is granted.

Exercise of Options

      An option generally is exercisable by the optionee only while he is an employee of Coastal or its subsidiaries before the expiration date of the option or one day less than three months after the termination of such employment, whichever occurs earlier. In the event of total and permanent disability or death while the option is still exercisable by the employee, the option terminates on the earlier of the expiration date of such option or one day less than one year following the date of death or termination of employment due to total and permanent disability. Options vest as the Committee may determine, and may not be exercised until vested. However, the Committee in its discretion may at any time accelerate in full the vesting of any option which has not yet vested, and the Company believes that the Committee would take such action in the event of a tender offer for shares of the Company.

Amendments

      The Board of Directors may modify, revise or terminate the 1998 Stock Plan without the approval of stockholders, except that approval by the affirmative vote of a majority of the votes cast attributable to shares present in person or by proxy and entitled to vote at a meeting of stockholders of the Company's stock, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the degree of stockholder approval thus required, will be required for any amendment which would (i) change the aggregate number of shares available for options, restricted stock grants or stock awards under the 1998 Stock Plan, (ii) reduce any option price, (iii) extend the term during which an option, restricted stock grant or stock award may be exercised or the termination date of the 1998 Stock Plan, or (iv) change the class of employees eligible to receive options, restricted stock grants or stock awards pursuant to the 1998 Stock Plan.

Effective Date and Duration

      The 1998 Stock Plan was effective as of March 19, 1998, subject to approval by the stockholders. No option, restricted stock grant or stock award shall be granted pursuant to the 1998 Stock Plan after March 18, 2008.

Federal Income Tax Consequences

      The following statements concerning tax liability under the 1998 Stock Plan are intended to summarize briefly the current federal income tax consequences arising therefrom and are in no way meant to provide or supplement tax advice to employees.

      Incentive Stock Options. The grant of incentive stock options to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an employee's alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long-term capital gain or loss on the sale.

      An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

      The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the employee.

      Non-Incentive Stock Options. The grant of non-incentive stock options will not result in the recognition of any taxable income by the employee. An employee will recognize ordinary income on the date of exercise of the non-incentive stock option equal to the difference between (i) the fair market value on that date of the shares acquired, and (ii) the exercise price. The tax basis of these shares for purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the non-incentive stock option is subject to federal and state income and employment tax withholding.

      Generally, the Company will be entitled to a deduction in the amount reportable as income by the employee on the exercise of a non-incentive stock option.

      Restricted Stock Grants. Restricted stock granted under the 1998 Stock Plan generally will not be taxed to the recipient, nor deductible by the Company, at the time of grant. Restricted stock grants involve the issuance of stock to an employee subject to specified restrictions as to sale or transferability of the stock and/or subject to a substantial risk of forfeiture. On the date the restrictions lapse, and the stock becomes transferable or not subject to a substantial risk of forfeiture, whichever is applicable, the recipient recognizes ordinary income equal to the excess of the fair market value of the stock on that date over the purchase price paid for the stock, if any. The employee's tax basis for the stock includes the amount paid for the stock, if any, and the income recognized.

      Generally, the Company will be entitled to a corresponding tax deduction in an amount equal to the income recognized by the employee.

      Stock Awards. Stock awards involve the issuance of shares of stock without any payment, as compensation for services to the Company. The employee will recognize taxable income equal to the fair market value of the shares on the date of the award, which becomes the recipient's tax basis in a subsequent sale. Stock awards granted for stock to be issued only after satisfaction of specified performance goals established by the Committee constitute compensation when issued.

      Generally, the Company will be entitled to a corresponding tax deduction in an amount equal to and in the year income is recognized by the employee. See following discussion of "performance-based compensation."

      Compensation Deduction Limitation. In the 1993 Omnibus Budget Reconciliation Act ("OBRA"), Congress generally limited to $1 million per year the tax deduction available to public companies for certain compensation paid to designated executives. These executives include the Chief Executive Officer and the next four highest compensated officers of the Company. OBRA provides an exception from this deduction limitation, for certain "performance-based" compensation, if specified requirements are satisfied. The 1998 Stock Plan is designed to satisfy these statutory requirements for stock options and for performance-based stock awards. Thus, the Company anticipates being entitled to deduct an amount equal to the ordinary income reportable by an optionee on exercise of a non-incentive stock option, the Early Disposition of shares of stock acquired by exercise of an incentive stock option, and the issuance of performance-based stock awards.

      The Company does not anticipate that the deduction limitation imposed by OBRA will have a material impact on the deduction available for restricted stock grants and stock awards granted under the 1998 Stock Plan.

1998 Stock Plan Benefits

      As stated above, the Committee has the sole authority to determine all awards under the 1998 Stock Plan. If the 1998 Incentive Stock Plan had been in effect on January 1, 1997 and options actually granted during 1997 for that fiscal year had been awarded under the 1998 Incentive Stock Plan, the following persons and groups would have been granted options as follows:

                                New Plan Benefits

                                                                           1998 Incentive Stock Plan
                                                                     ------------------------------------
      Name and Position                                              Value<F1>            Number of Units
      -----------------                                              --------             ---------------

      David A. Arledge                                               $818,609                  50,000
      O. S. Wyatt, Jr.                                                 -0-                     -0-
      Coby Hesse                                                      491,165                  30,000
      James A. King                                                   163,722                  10,000
      Jeffrey A. Connelly                                             327,443                  20,000
      Carl A. Corrallo                                                327,443                  20,000
      Executive Group                                               3,717,552                 227,000
      Non-Executive Director Group                                     -0-                     -0-
      Non-Executive Officer
         Employee Group                                             8,712,500                 532,000

----------------------
<F1>
See footnote (3) to the stock option table on page 9.

                        PROPOSAL 3 - STOCKHOLDER PROPOSAL

      Management has been advised that a stockholder intends to submit a resolution at the Annual Meeting of Stockholders. The name and address of, and the information provided by such stockholder as to the number of shares of stock of the Company it owns, will be furnished by the Company either orally or in writing upon request. The proposal follows:

                               BOARD INCLUSIVENESS

      We believe the employee and board composition of major corporations should reflect the people in the workforce and marketplace of the 21st century if our company is going to remain competitive. Employees, customers and stockholders make up a greater diversity of backgrounds than ever before. The report of the Department of Labor's 1995 bi-partisan Glass Ceiling Commission, "Good For
Business: Making Full Use of the Nation's Human Capital," confirms diversity and inclusiveness in the workplace has a positive impact on the bottomline. A report of Standard and Poor 500 companies provided by Covenant Fund revealed "...firms that succeed in shattering their own glass ceiling racked up stock-market records that were nearly 2 1/2 times better than otherwise - comparable companies."

      In 1994 the Investor Responsibility Research Center reported inclusiveness at senior management and board levels was only 9% of the fortune 500 companies in a comparable workforce of 57% diversity. The Glass Ceiling Commission reported that companies select from only half of the talent of our workforce. Therefore we urge our corporation to enlarge its search for the best qualified board members by casting a wider net. If we are to be prepared for the 21st century we must learn how to compete in a growingly diverse global market place by promoting and selecting the best people regardless of race, gender or physical challenge. We believe the judgements and perspectives of a diverse board would serve to improve the quality of corporate decision-making.

      Since the board is responsible for representing shareholder interests in corporate meetings, a growing proportion of stockholders is now attaching value to board inclusiveness. A 1994 Investor Responsibility Research Center survey revealed 37% of respondents cited board diversity as the influencing factor for supporting votes.

      The Teachers Insurance and Annuity Association and College Retirement Equities Fund, the largest institutional investor in the United States, issued a set of corporate governance guidelines including a call for "diversity of directors by experience, sex, age and race."

      Robert Campbell, CEO of Sun Oil, stated in the Wall Street Journal, August 12, 1996, "Often what a woman or minority person can bring to the board is some perspective a company hasn't had before--adding some modern day reality to the deliberation process. Those perspectives are of great value, and often missing from an all-white-male gathering. They can also be inspirational to the company's diverse work force."

      Be it resolved that shareholders request:

1. The nominating committee of the Board make a greater effort to find qualified women and minority candidates for nomination to the Board.

2. The Board issue a statement publicly committing the company to a policy of board inclusiveness with a program of steps to take and the timeline expected to move in that direction.

3. The Company issue a report by September 1998 at a reasonable expense that includes a description of:

      a)   efforts to encourage diversified representation on our board
      b)   criteria for board qualification
      c)   the process of selecting the board candidates
      d)   the process of selecting the board committee members

Board of Directors Statement in Opposition to Stockholder Proposal

      The Company has a firm policy requiring fair and equal treatment regardless of race, color, religion, sex, age, national origin, physical or mental handicap and veteran status. The Company abides by Federal and State regulations in these regards.

      The Board of Directors believes that the key qualifications in the selection of directors should be their business background and experience. The Board of Directors has appointed a Nominating Committee consisting of four independent directors (see "Committees and Meetings" - page 5).

      The Board of Directors also believes that the interests of the Company and its stockholders are best served by having highly qualified and independent directors with diverse backgrounds and that Board of Directors membership should be based on a person's ability to contribute to the enhancement of stockholder value. The Company and the directors believe that Coastal has such a Board of Directors, that the factors discussed above are meaningful to stockholders, and that the stockholder proposal is unduly restrictive.

      Your Board of Directors has therefore concluded that this proposal is not in the best interest of the Company or its stockholders, which interests are best served by permitting the Board of Directors maximum flexibility to seek highly qualified directors with complimentary skills and backgrounds.

Accordingly, the Board of Directors unanimously recommends a vote AGAINST the stockholder proposal (Proposal 3).

                           VOTE REQUIRED FOR APPROVAL

      The nominees for director receiving a majority of the votes cast at the Meeting by stockholders present in person or by proxy and entitled to vote shall be elected. The proposal to adopt the 1998 Incentive Stock Plan and the stockholder proposal require the affirmative vote of a majority of the votes cast attributable to shares present in person or by proxy at the Meeting and entitled to vote. For purposes of counting the vote, abstentions, broker non-votes and other votes not cast will not be counted as voted, and the number of votes of which a majority is required will be reduced by the number of votes not cast.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's directors and officers to file reports of ownership and changes in ownership of shares of the Company's stock with the S.E.C. Directors and officers are required by S.E.C. regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, from January 1 through December 31, 1997, its directors and officers complied with all applicable filing requirements, with the following exception. Jerome Katzin sold 2,600 shares of Series H Preferred Stock of the Company on July 12, 1996. These shares were held in an IRA account and Mr. Katzin did not discover the sale until February, 1998. A Form 4 report has been filed with the S.E.C. to reflect such sale.

                              INDEPENDENT AUDITORS

      The Board of Directors of Coastal has designated Deloitte & Touche LLP to audit the books and accounts of the Company for the year ending December 31, 1998. Deloitte & Touche LLP have been auditors for the Company since 1957. It is anticipated that representatives of such firm will be present at the Annual Meeting for the purpose of making a statement, should they desire, and responding to appropriate stockholder questions.

                              STOCKHOLDER PROPOSALS

      Stockholders who desire to submit proposals to the Company for consideration for inclusion in the Company's Proxy Statement and form of proxy for the 1999 Annual Meeting of Stockholders of Coastal must submit such proposals to the Secretary of the Company by November 27, 1998.

                                  OTHER MATTERS

      Management does not intend to present any business at the Annual Meeting other than as set forth in the Notice of Annual Meeting and knows of no other business to be presented for action at the Meeting. If, however, any other business should properly come before the Annual Meeting or any adjournments thereof, it is intended that all proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

                     AVAILABILITY OF FORM 10-K ANNUAL REPORT

      Copies of Coastal's Annual Report to Stockholders or its Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, are available without charge to stockholders upon request to Mr. Austin M. O'Toole, Senior Vice President and Secretary, The Coastal Corporation, Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995.

                                                            Appendix A





















                             THE COASTAL CORPORATION

                            1998 INCENTIVE STOCK PLAN

                             THE COASTAL CORPORATION

                            1998 INCENTIVE STOCK PLAN

                                Table of Contents


1.       Purpose.............................................................A-1
2.       Administration......................................................A-1
3.       Shares Available Under the Plan.....................................A-1
4.       Authority to Grant Options, Restricted Stock Grants and
              Stock Awards...................................................A-2
5.       Eligibility.........................................................A-2
6.       Option Price........................................................A-3
7.       Duration of Options.................................................A-3
8.       Maximum Value of Stock Subject to Options Which are Incentive
              Stock Options..................................................A-3
9.       Amount Exercisable..................................................A-3
10.      Exercise of Options.................................................A-3
11.      Transferability of Options to Permitted Transferees.................A-4
12.      Termination of Employment or Death of Optionee......................A-5
13.      Requirements of Law.................................................A-6
14.      No Rights as Shareholder............................................A-6
15.      Restricted Stock Grants.............................................A-6
16.      Stock Awards........................................................A-7
17.      Employment Obligation...............................................A-8
18.      Changes in the Company's Capital Structure..........................A-8
19.      Substitution Options................................................A-9
20.      Amendment or Termination of Plan....................................A-9
21.      Forfeitures........................................................A-10
22.      Tax Withholding....................................................A-10
23.      Written Agreement..................................................A-10
24.      Indemnification of Committee.......................................A-10
25.      Effective Date of Plan.............................................A-11

                                       (i)

                             THE COASTAL CORPORATION

                            1998 INCENTIVE STOCK PLAN


         1. Purpose. This 1998 Incentive Stock Plan (the "Plan") of The Coastal Corporation (the "Company") for key employees (including officers and employee directors) of the Company and its subsidiaries, is intended to advance the best interests of the Company by providing personnel who have substantial responsibility for the management and growth of the Company and its subsidiaries with additional incentive by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in the employ of the Company or any of its subsidiaries.

         2. Administration. The Plan shall be administered by a committee (the "Committee") consisting of not less than three members of the Board of Directors of the Company (the "Board"). Until changed by the Board, the Compensation and Executive Development Committee of the Board shall serve as the Committee. All of the members of the Committee shall be "Non-Employee Directors" as defined in Rule 16b-3 of the Rules and Regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar or successor rule and "outside directors" as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations issued thereunder. The Board shall have the power to add or remove members of the Committee from time to time, and to fill vacancies thereon arising by resignation, death, removal, or otherwise. The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, including those involving options (the "Options"), restricted stock ("Restricted Stock"), or awards of stock ("Stock Awards") shall be subject to the determination of the Committee. The actions of the Committee in exercising all of the rights, powers and authorities set out in this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive, and binding on the parties. When appropriate, the Plan shall be administered in order to qualify certain of the Options granted hereunder as "incentive stock options" described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         3. Shares Available Under the Plan. The stock subject to Options, Restricted Stock Grants and Stock Awards shall be shares of the Company's Common Stock, $.331/3 par value (the "Common Stock"). The total number of shares of Common Stock available under the Plan shall not exceed in the aggregate 4,000,000 shares; provided, that the class and aggregate number of shares which may be subject to grant hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 18 hereof. Such shares may be treasury shares or authorized but unissued shares. The maximum aggregate number of shares with respect to which Options, Restricted Stock, or Stock Awards may be granted or issued to any employee under the Plan during each year is 100,000 shares.

         In the event that any outstanding Option or Restricted Stock for any reason shall expire or terminate by reason of the death or severance of employment of the optionee or grantee, the surrender of any Option, the forfeiture of any Restricted Stock, or any other cause, the shares of Common Stock allocable to the unexercised portion of that Option or the forfeited Restricted Stock may again be available under the Plan. If Common Stock is used by an employee pursuant to Section 10 of this Plan to pay the exercise price of an Option, only the net number of shares of Common Stock issued by the Company shall be considered utilized under this Plan. If shares of Stock are withheld by the Company to pay tax withholding due from the employee, the number of such shares withheld shall not be considered utilized under this Plan.

         4. Authority to Grant Options, Restricted Stock Grants and Stock Awards. The Committee in its discretion and subject to the provisions of the Plan, may grant the following from time to time to eligible employees of the Company or any of its subsidiaries:

                  (a) "Incentive" Stock Options. The Committee may grant to an eligible employee an Option or Options to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, so that the Option qualifies as an "incentive stock option" within the meaning of
         Section 422 of the Code ("Incentive Stock Option").

                  (b) "Non-incentive" Stock Options. The Committee may grant to an eligible employee an Option or Options to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, which Option or Options do not constitute "incentive stock options" within the meaning of Section 422 of the Code ("Non-incentive Stock Option").

                  (c) Restricted Stock Grant. The Committee may grant to an eligible employee shares of Common Stock subject to specified restrictions on transferability and vesting as provided in the Plan ("Restricted Stock Grant").

                  (d) Stock Award. The Committee may award and issue shares of Common Stock under the Plan to an eligible employee ("Stock Award"). Stock Awards may be made in lieu of cash compensation or as additional compensation. Stock Awards may also be made pursuant to performance based goals established by the Committee.

         Each Option granted by the Committee shall specify whether the Option constitutes an Incentive Stock Option or Non-incentive Stock Option. Subject only to any applicable limitations set forth in the Plan, the number of shares of Common Stock covered by any Option, Restricted Stock Grant, and Stock Award, shall be determined by the Committee.

         5. Eligibility. The individuals who shall be eligible to participate in the Plan shall be the key employees, including officers and directors if they are employees, of the Company, or of any parent or subsidiary corporations, as the Committee shall determine from time to time. However, no eligible employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation shall be eligible to receive an Option which is an Incentive Stock Option unless at the time the Option is granted, the Option price is at least one hundred ten percent (110%) of the fair market value of the Common Stock, and the Option by its own terms is not exercisable after the expiration of five years from the date of grant. No individual shall be eligible to receive an Option under the Plan while a member of the Committee.

         For the purposes of the preceding paragraph, an employee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

         Except as otherwise provided, for all purposes of the Plan relating to Incentive Stock Options, the term "parent corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, on the date of grant of the Incentive Stock Option in question, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and the term "subsidiary corporation" shall mean any corporation in an unbroken chain of corporations, beginning with the Company if, on the date of grant of the Option in question, each of the corporations, other than the last corporation in the chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         For all purposes of the Plan relating to Non-incentive Stock Options, Restricted Stock Grants, and Stock Awards, the terms "parent corporation" and "subsidiary corporation" as defined above shall be expanded to include, in addition to the specified entities which are corporations, any unincorporated trade, business, or partnership in which fifty percent (50%) or more of the ownership interest in such entity is owned directly or indirectly by the Company.

         6. Option Price. The price at which shares may be purchased pursuant to an Option, whether it is an Incentive Stock Option or a Non-incentive Stock Option, shall not be less than the fair market value of the shares of Common Stock on the date the Option is granted. However, the Committee in its discretion may provide that the price at which shares may be purchased shall be more than the fair market value of the shares of Common Stock on the date the Option is granted. The Option price determined under this Paragraph 6 shall be referred to herein as the "Option Price."

         In the case of any eligible employee under the Plan who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the corporation employing the employee, or of its parent or subsidiary corporation (described in Paragraph 5), the Option Price at which shares may be purchased pursuant to any Option which is an Incentive Stock Option granted under this Plan shall not be less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date the Option is granted.

         For all purposes of this Plan, the "fair market value" of a share of Common Stock as of any particular date shall mean the average of the high and low sales price of a share of Common Stock on that date as reported by the principal national securities exchange on which the Common Stock is then listed, if the Common Stock is then listed on a national securities exchange, or the average of the bid and asked price of a share of Common Stock on that date as reported in the NASDAQ listing, if the Common Stock is not then listed on a national securities exchange, provided that if no closing price or quotes are reported on that date or, if in the discretion of the Committee, another means of determining the fair market value of a share of Common Stock at that date shall be necessary or advisable, the Committee may provide for another means of determining fair market value.

         7. Duration of Options. No Option, whether an Incentive Stock Option or a Non-incentive Stock Option, shall be exercisable after the expiration of ten
(10) years from the date the Option is granted; and the Committee in its discretion may provide that the Option shall be exercisable throughout the ten-year period or during any lesser period of time commencing on or after the date of grant and ending on or before the expiration of the ten-year period. Provided, in the case of any eligible employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation (described in Paragraph 5), no Option which is an Incentive Stock Option shall be exercisable after the expiration of five (5) years from the date the Option is granted.

         8. Maximum Value of Stock Subject to Options Which are Incentive Stock Options. Notwithstanding any other provisions of the Plan to the contrary, the aggregate fair market value (determined as of the date the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee in any calendar year (under this Plan and any other incentive stock option plan(s) of the Company and any parent or subsidiary corporation thereof), shall not exceed $100,000. In making this determination, Options shall be taken into account in the order in which they were granted.

         9. Amount Exercisable. Unless otherwise provided by the Committee in an Option Agreement, each option may be exercised, so long as it is valid and outstanding, at a cumulative rate of 15% of the Option shares on the first anniversary of the date the Option is granted; 20% of the Option shares on each of the second, third and fourth anniversaries of the date the Option is granted; and 25% of the Option shares on the fifth anniversary of the date the Option is granted, or from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the Option. However, the Committee in its absolute discretion may accelerate the time at which any outstanding Option may be exercised.

         10. Exercise of Options. An optionee may exercise an Option by delivering to the Company a written notice stating (i) that the optionee wishes to exercise the Option on the date notice is delivered, (ii) the number of shares of Common Stock with respect to which the Option is to be exercised,
(iii) the address to which the certificate representing the shares of Common Stock should be mailed, and (iv) the social security number of the optionee. In order to be effective, the written notice shall be accompanied by (i) payment of the Option Price of the shares of Common Stock and (ii) payment of an amount of money necessary to satisfy the withholding tax liability, if any, that may result from the exercise of the Option. Each payment shall be made by cash or by check drawn on a national banking association and payable to the order of the Company in United States dollars.

         At the time of receipt by the Company of written notice of exercise, the optionee may deliver to the Company, to the extent permitted by law, in payment of the Option Price of the shares of Common Stock with respect to which the Option is exercised, (x) certificates registered in the name of the optionee that represent a number of shares of Common Stock legally and beneficially owned by the optionee (free of all liens, claims and encumbrances of every kind) and having a fair market value on the date of receipt by the Company of written notice that is not greater than the Option Price of the shares of Common Stock with respect to which the Option is to be exercised, the certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Common Stock represented by certificates (or in lieu of such certificates, other arrangements for the transfer of shares to the Company which are satisfactory to the Company), and cash or a check for the balance and (y) if the Option Price of the shares of Common Stock with respect to which such Option is to be exercised exceeds the fair market value, a check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the amount of the excess plus (z) the amount of money, in a form acceptable to the Committee, necessary to satisfy the withholding tax liability, if any, that may result from the exercise of the Option.

         Notwithstanding the provisions of the immediately preceding sentence, the Committee, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price of the shares of Common Stock with respect to which the Option is to be exercised and, in that event, any certificates representing shares of Common Stock that were received by the Company with written notice shall be returned to the optionee, together with notice by the Company to the optionee of the refusal of the Committee to accept the shares of Common Stock. The Company, upon approval of the Committee and in its sole discretion, following the request of the optionee, may retain shares of Common Stock which would otherwise be issued upon exercise of an Option to satisfy the withholding tax liability that may result from the exercise of an Option. In this case, the retained shares shall be valued at their then fair market value. If, at the expiration of seven business days after the delivery to optionee of written notice from the Company that it will not accept shares of Common Stock in payment of the exercise price, the optionee shall not have delivered to the Company a check or money order drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of Common Stock with respect to which such Option is to be exercised, the written notice from the optionee to the Company shall be ineffective to exercise the Option.

         The Committee may permit an employee to elect to pay the exercise price upon exercise of an Option by authorizing a third party (broker) to sell all (or a portion) of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise.

         As promptly as practicable after the receipt by the Company of (i) the written notice from the optionee, (ii) payment, in the form required by the foregoing provisions of this Paragraph of the Option Price of the shares of Common Stock with respect to which the Option is to be exercised, and (iii) payment, in the form required by the foregoing provisions of this Paragraph of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of the Option, the Company shall deliver to the optionee a certificate representing the number of shares of Common Stock with respect to which the Option has been exercised, reduced to the extent applicable by the number of shares retained by the Company as provided above to pay any required withholding tax liability, the certificate to be registered in the name of the optionee, provided that delivery shall be considered to have been made when the certificate shall have been mailed, postage prepaid, to the optionee at the address specified for that purpose in written notice from the optionee to the Company.

         11.      Transferability of Options to Permitted Transferees.

                  (a) The Committee may, in its discretion, permit an employee to transfer all or any portion of a Non-incentive Stock Option, or authorize all or a portion of any Non-incentive Stock Option to be granted to an employee to be on terms which permit transfer by such employee, to (i) his spouse, children or grandchildren ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners (collectively, "Permitted Transferees"); provided that (x) there may be no consideration for any such transfer and (y) subsequent transfers of Options transferred as provided above shall be prohibited except subsequent transfers back to the original employee-holder of the Non-incentive Stock Option and transfers to other Permitted Transferees of the original employee-holder. Options evidencing Non-incentive Stock Options with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 11(a)

                  (b) Other Transfers. Except as expressly permitted by subsection 11(a), Options requiring exercise shall not be transferable other than by will or the laws of descent and distribution or pursuant to domestic relations orders.

                  (c) Effect of Transfer. Following the transfer of any Non-incentive Stock Option as contemplated by Subsection 11(a) and 11(b), (i) such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "employee" shall be deemed to refer to the Permitted Transferee or the estate or heirs of a deceased employee, as applicable, to the extent appropriate to enable the holder to exercise the transferred Option in accordance with the terms of the Plan and applicable law and (ii) the provisions of the Plan shall continue to be applied with respect to the original employee and, following the occurrence of any such events described therein the Options shall be exercisable by the Permitted Transferee or the estate or heirs of a deceased holder, as applicable, only to the extent and for the periods specified.

                  (d) Procedures and Restrictions. Any employee desiring to transfer a Non-incentive Stock Option as permitted under Subsection 11(a) shall make application therefor to the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (i) it would give rise to short-swing liability under Section 16(b) of the Exchange Act, or (ii) it may not be made in compliance with all applicable federal, state and foreign securities laws.

                  (e) Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Non-incentive Stock Options transferred as permitted in this Section is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to the Plan to initial holders of Options, the Company shall not have any obligation to register the issuance of any such shares of stock to any such transferee.

         12. Termination of Employment or Death of Optionee. Except as may be otherwise expressly provided herein, each Option, to the extent it shall not previously have been exercised, shall terminate on the earlier of the date of the expiration of the Option or one day less than three months after the date of the severance of the employment relationship between the Company and the optionee, whether with or without cause, for any reason other than the death or disability of the optionee, during which period the optionee shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of severance of employment. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the optionee shall be determined by the Committee at the time thereof.

         In the event of severance because of the disability of the holder of any Option while in the employ of the Company and before the date of expiration of the Option, the Option shall terminate on the earlier of the date of expiration or one day less than one year following the date of severance because of disability, during which period the optionee shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of severance because of disability.

         In the event of the death of the holder of any Option while in the employ of the Company and before the date of expiration of the Option, the Option shall terminate on the earlier of the date of expiration or one day less than one year following the date of death. After the death of the optionee, the executors, administrators or any person or persons to whom the Option was transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the expiration of an Option, to exercise the Option in whole or in part, without regard to any limitation the optionee would have been subject to had he exercised the Option on the day of his death while in employment.

         An employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company, by any parent or subsidiary corporation, by a corporation issuing or assuming a common stock option in a transaction to which Section 424(a) of the Code applies, or by a parent or subsidiary corporation of the corporation issuing or assuming a stock option (and for this purpose, the phrase "corporation issuing or assuming a stock option" shall be substituted for the word "Company" in the definitions of parent and subsidiary corporations specified in Paragraph 5 of this Plan, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code).

         13. Requirements of Law. The Company shall not be required to sell or issue any shares under any Option or Stock Award if the issuance of those shares would constitute a violation by the optionee, recipient, or the Company of any provisions of any law or regulation of any governmental authority. Each Option and Stock Award granted under the Plan shall be subject to the requirements that, if at any time the Board or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no Option may be exercised in whole or in part, or Stock Award issued, unless the listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Board. If required at any time by the Board or the Committee, an Option may not be exercised or a Stock Award issued until the optionee or recipient has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended) (the "1933 Act"), upon exercise of any Option or entitlement to a Stock Award, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the holder of the Option or Stock Award will not transfer the shares except pursuant to a registration statement in effect under the 1933 Act or unless an opinion of counsel satisfactory to the Committee has been received by the Company to the effect that registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option or pursuant to a Stock Award are not registered under the 1933 Act, the Company may imprint on the certificate for the shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the 1933 Act:

         The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

The Company may, but shall not be obligated to, register any securities covered hereby pursuant to the 1933 Act (as now in effect or as hereafter amended) and, in the event any shares are registered, the Company may remove any legend on certificates representing these shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto or pursuant to a Stock Award to comply with any law or regulation of any governmental authority.

         14. No Rights as Shareholder. No optionee shall have rights as a shareholder with respect to shares covered by an Option until the date of issuance of a stock certificate for the shares; and, except as otherwise provided in Paragraph 18 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of the certificate.

         15. Restricted Stock Grants. The Committee may issue shares of Common Stock to an eligible employee subject to the terms of a Restricted Stock Grant. The shares may be issued for no payment by the employee or for a payment below the fair market value on the date of grant. Restricted Stock shall be subject to restrictions as to sale or other transfer and generally will be subject to vesting over a period of time specified in the Restricted Stock Grant. The Committee shall determine the number of shares and the price, if any, at which shares of Restricted Stock will be granted.

         Restricted Stock shall be subject to the following terms and conditions as determined by the Committee, including without limitation any or all of the following:

                  (a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of Restricted Stock, such prohibition to lapse (i) at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

                  (b) a requirement that the holder of shares of Restricted Stock forfeit, or in the case of shares sold to a Participant, resell back to the Company at his cost, all or a part of such shares in the event of termination of the holder's employment during any period in which the shares remain subject to restrictions;

                  (c) a prohibition against employment of the holder of Restricted Stock by any competitor of the Company or its affiliates, or against such holder's dissemination of any secret or confidential information belonging to the Company or a subsidiary of the Company;

                  (d) unless stated otherwise in the Restricted Stock Grant, if restrictions remain at the time of severance of employment with the Company or a parent or subsidiary corporation, the Restricted Stock shall be forfeited; provided however, if severance of employment is by reason of disability or death, the restrictions on the shares shall lapse and the grantee or his heirs or estate shall be 100% vested in the shares subject to the Restricted Stock Grant.

         No holder of Restricted Stock shall exercise the election authorized by
Section 83(b) of the Code without the express written consent of the Committee to this election. Any grantee of Restricted Stock making this election without the consent of the Committee shall forfeit all shares of Restricted Stock granted to him.

         Shares of Restricted Stock shall be registered in the name of the grantee and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

         The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in The Coastal Corporation 1998 Incentive Stock Plan, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company.

         At the end of any time period during which the shares of Restricted Stock are subject to forfeiture and restrictions on transfer, the shares will be delivered free of all restrictions to the grantee or to the grantee's legal representative, beneficiary or heir; provided the certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law.

         Subject to the terms and conditions of the Plan, each grantee receiving Restricted Stock shall have all the rights of a stockholder with respect to the shares of Common Stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. By accepting a Restricted Stock Grant, the grantee agrees to remit when due any federal and state income and employment taxes required to be withheld. Dividends paid in cash or property other than stock with respect to shares of Restricted Stock shall be paid to the grantee currently.

         16.      Stock Awards.

                  (a) The Committee may grant Common Stock to an eligible employee under the Plan, without any payment by the employee, in lieu of certain cash compensation or as additional compensation. The Stock Award is subject to appropriate tax withholding. After compliance with the tax withholding requirements, a stock certificate shall be issued to the employee recipient of the Stock Award. The certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law. Prior to receipt of a Stock Award, the employee must comply with appropriate requests of the Committee to assure compliance with all relevant laws.

                  (b) The Committee may award shares of Common Stock, without any payment for such shares, to designated employees if specified performance goals established by the Committee are satisfied. The terms and provisions herein relating to performance based Stock Awards are intended to satisfy Section 162(m) of the Code and regulations issued thereunder. The designation of an employee eligible for a specific performance based Stock Award shall be made by the Committee in writing prior to the beginning of the 12-month period for which the performance is measured. The Committee shall establish the number of shares to be issued to a designated employee if the performance goal is met; provided the maximum number of shares which may be issued to any one employee per year under this Paragraph 16 is 100,000 shares. The Committee must certify in writing that a performance goal has been met prior to issuance of any certificate for a performance based Stock Award to any employee. If the Committee certifies the entitlement of an employee to the performance based Stock Award, the certificate shall be issued to the employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

                  Performance goals determined by the Committee may be based on specified increases in net profits, stock price, Company or segment sales, market share, earnings per share, and/or return on equity.

                  The employees eligible for a performance based Stock Award are the senior officers (i.e., Vice President, Secretary, Treasurer, and above) of the Company and its subsidiaries.

         17. Employment Obligation. The granting of any Option, Restricted Stock Grant, or Stock Award shall not impose upon the Company any obligation to employ or continue to employ any optionee or grantee; and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an Option, Restricted Stock Grant or Stock Award, has been granted to him.

         18. Changes in the Company's Capital Structure. The existence of outstanding Options, Restricted Stock Grants, and Stock Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of Common Stock subject to outstanding Options, Restricted Stock Grants, and Stock Awards hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Options, Restricted Stock Grants, and Stock Awards shall extend to such other securities) in a manner so as to entitle an optionee or a grantee to receive, upon exercise of an Option, for the same aggregate cash consideration, and for the vesting of Restricted Stock, and award of pending performance based Stock Awards, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) he would have held after adjustment if he had exercised his Option, or the Restricted Stock was vested in full, or the Stock Award was earned, immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining shareholders to be affected by the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) shall be adjusted by substituting for the total number and class of shares of stock then reserved, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as a result of the event requiring the adjustment. Comparable rights shall accrue to each optionee or employee in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above.

         After a merger of one or more corporations into the Company, after any consolidation of the Company and any one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company shall be the surviving corporation, each optionee, at no additional cost, shall be entitled to receive (subject to any required action by stockholders), upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be exercisable, the number and class of shares of stock or other securities to which the holder would have been entitled pursuant to the terms of the agreement of merger or consolidation, if, immediately prior to such merger or consolidation, such holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which the Option shall then be exercised and, if as a result of the merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, each optionee, at no additional cost, shall be entitled to receive, upon exercise of his Option, other assets and property, including cash, to which he would have been entitled if at the time of such merger, consolidation or other transaction he had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be exercised. Comparable rights shall accrue to each optionee in the event of successive mergers or consolidations of the character described above. Appropriate adjustments shall also be made to shares of Restricted Stock and to pending Stock Awards.

         If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Board may waive any limitations set forth in or imposed pursuant to Paragraph 9 hereof so that all Options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Paragraph 9 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or acquisition.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options, Restricted Stock Grants, or Stock Awards.

         19. Substitution Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or whose employer is about to become a parent or subsidiary corporation of the Company, as a result of the merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least 50% of the issued and outstanding stock of another corporation as the result of which it becomes a subsidiary of the Company, conditioned in the case of an Incentive Stock Option upon the employee being an employee of the Company or a parent or subsidiary corporation of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set forth in the Plan to the extent the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no variation shall be such as to affect the status of any substitute option as an incentive stock option under Section 422 of the Code.

         20. Amendment or Termination of Plan. The Board may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval by the affirmative vote of a majority of the votes cast attributable to shares present in person or by proxy and entitled to vote at a meeting of shareholders or by written consent, or if the provisions of the corporate charter, bylaws or applicable state law prescribes a greater degree of shareholder approval for this action, without the degree of shareholder approval thus required, the Board may not (a) change the aggregate number of shares which may be issued under Options, Restricted Stock Grants, and Stock Awards pursuant to the provisions of the Plan, (b) extend the term during which an Option, Restricted Stock Grant, or Stock Award may be exercised or granted or the termination date of the Plan, (c) change the class of employees eligible to receive Options, Restricted Stock Grants, or Stock Awards under the Plan, or (d) reduce the Option Price; unless, in each such case, the Board shall obtain an opinion of legal counsel to the effect that shareholder approval of the amendment is not required (i) by law, (ii) by the applicable rules and regulations of, or any agreement with, any national securities exchange on which the Common Stock is then listed or if the Common Stock is not so listed, the rules and regulations, or any agreement with, the National Association of Securities Dealers, Inc., and
(iii) in order to make available to the optionee with respect to any option granted under the Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Exchange Act, or any similar or successor rule. In addition, the Board shall have the power to make changes in the Plan and in the regulations and administrative provisions hereunder or in any outstanding Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Option granted pursuant to the Plan to qualify as an Incentive Stock Option under Section 422 of the Code, and the regulations which may be issued thereunder as in existence from time to time.

         21. Forfeitures. Notwithstanding any other provisions of this Plan, if the Committee finds by a majority vote after full consideration of the facts that the employee, before or after termination of his employment with the Company or its subsidiaries for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or its subsidiaries, which conduct damaged the Company or its subsidiaries, or disclosed trade secrets of the Company or its subsidiaries, or (b) participated, engaged in or had a financial or other interest, whether as an employee, officer, director, consultant, contractor, shareholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or its subsidiaries without the written consent of the Company or its subsidiaries, the employee shall forfeit all outstanding Options and Restricted Stock which is not fully vested, including all rights related to such matters, and including all unexercised Options, exercised Options, and any performance based Stock Awards to which he may be entitled, and other elections pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the employee's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation.

         The decision of the Committee as to the cause of the employee's discharge, the damage done to the Company or its subsidiaries, and the extent of the employee's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the employee by the Company or its subsidiaries in any manner. To provide the Company with an opportunity to enforce this Section, no certificate for Stock may be issued under this Plan without the certification by the Committee that no action forbidden by this provision has been raised for their determination.

         22. Tax Withholding. The Company or any parent or subsidiary shall be entitled to deduct from other compensation payable to each employee any sums required by federal, state, or local tax law to be withheld with respect to the grant, exercise, or vesting, as appropriate, of an Option, Restricted Stock Grant, or Stock Award. In the alternative, the Company may require the employee (or other person exercising the Option, or receiving the Restricted Stock or Stock Award) to pay the sum directly to the employer corporation. If the employee (or other person) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within five (5) days after the date of exercise. The Company shall have no obligation upon exercise of any Option, vesting of Restricted Stock or issuance of a Stock Award until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise or vesting. The Company shall not be obligated to advise an employee of the existence of the tax or the amount which the employer corporation will be required to withhold.

         23. Written Agreement. Each Option, Restricted Stock Grant, and Stock Award granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed herein, and shall be signed by the optionee or grantee and by an appropriate officer of the Company for and in the name and on behalf of the Company. Each agreement shall contain other provisions which the Committee in its discretion shall deem advisable.

         24. Indemnification of Committee. The Company shall, to the fullest extent provided by law, indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which the member of the Committee may be entitled as a matter of law, contract, or otherwise.

         25. Effective Date of Plan. The Plan shall become effective and shall be deemed to have been adopted on March 19, 1998, if within one year of that date it shall have been approved by the affirmative vote of a majority of the votes cast attributable to shares present in person or by proxy and entitled to vote at a meeting of shareholders, or if the provisions of the corporate charter, bylaws or applicable state law prescribes a greater degree of shareholder approval for this action, the approval by the holders of that percentage, at a meeting of shareholders. No Option, Restricted Stock Grant, or Stock Award shall be granted pursuant to the Plan after March 18, 2008.

PROXY
                             THE COASTAL CORPORATION
  Proxy solicited by the Board of Directors for the May 7, 1998 Annual Meeting

The undersigned hereby appoints O. S. WYATT, JR., HAROLD BURROW and DAVID A. ARLEDGE, and each of them, proxies, with power of substitution, to vote all stock owned by the undersigned of THE COASTAL CORPORATION at the Annual Meeting of its Stockholders to be held on May 7, 1998, and at any and all adjournments thereof, hereby revoking any proxy heretofore given.

                                        Please sign, date and return your Proxy
                                        promptly in the enclosed envelope. Sign
                                        exactly as name(s) appear(s) hereon.
                                        Joint owners should each sign. When
                                        signing in a fiduciary capacity, please
                                        give full title.

                                                  -----------------------------
                                                               Date
                                   --------------------------------------------
                                                       Signature(s)


                          - CONTINUED ON REVERSE SIDE -

-------------------------------------------------------------------------------
                  PLEASE DETACH, SIGN, DATE AND MAIL YOUR PROXY


                             YOUR VOTE IS IMPORTANT

              TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE
               ANNUAL MEETING OF STOCKHOLDERS AND SAVE THE EXPENSE
                OF A SECOND MAILING, WOULD YOU PLEASE RETURN YOUR
                  PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                      PROXY

This Proxy will be voted as directed, but if not otherwise directed, it will be voted FOR all nominees named below, FOR Proposal 2 and AGAINST Proposal 3. The class of stock voted by this proxy is shown on the reverse side, and the shares will be voted (Common Stock and Preferred Stock - one vote per share, and Class A Common Stock - one hundred votes per share) as follows:

Directors  (1) Elect five Class III directors to terms of office expiring at the
Recommend      2001 Annual Meeting of Stockholders as follows:

               Election of two directors by holders of Common and Preferred Stock voting together as a class:

                          James F. Cordes and Kenneth O. Johnson

               Election of three directors by holders of Common, Class A Common and Preferred Stock voting together as a class:

                  Roy L. Gates, J. Carleton MacNeil, Jr. and Thomas R. McDade

FOR -          FOR [ ] all persons named above      WITHHOLD [ ] authority to
               except, authority withheld as to     vote for all persons named
               the following person(s), if any.     above.

               ---------------------------------

FOR -      (2) FOR [ ]  AGAINST [ ]  ABSTAIN [ ] Proposal to adopt the 1998
                                                 Incentive Stock Plan

AGAINST -  (3) FOR [ ]  AGAINST [ ]  ABSTAIN [ ] stockholder proposal described in the accompanying Proxy
                                                 Statement.

           (4) In their discretion on such other matters as may properly come before the meeting.
-------------------------------------------------------------------------------
          PLEASE DETACH, SIGN AND DATE (ON REVERSE) AND MAIL YOUR PROXY



                             YOUR VOTE IS IMPORTANT

              TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE
               ANNUAL MEETING OF STOCKHOLDERS AND SAVE THE EXPENSE
                OF A SECOND MAILING, WOULD YOU PLEASE RETURN YOUR
                  PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             THE COASTAL CORPORATION
             Voting Instructions for the May 7, 1998 Annual Meeting

The undersigned hereby instructs Chase Bank of Texas, N. A., the Plan Trustee of the securities identified below, to vote all stock beneficially owned by the undersigned in such plan of THE COASTAL CORPORATION at the Annual Meeting of Stockholders to be held on May 7, 1998, and at any and all adjournments thereof, hereby revoking any instructions heretofore given.

                                Please sign, date and return your INSTRUCTIONS promptly in the enclosed envelope. Sign exactly as name appears hereon. When signing in a fiduciary capacity, please give full title.

                                                  -----------------------------
                                                               Date
                                   --------------------------------------------
                                                       Signature(s)

                          - CONTINUED ON REVERSE SIDE -
-------------------------------------------------------------------------------
              PLEASE DETACH, SIGN, DATE AND MAIL YOUR INSTRUCTIONS


                         YOUR INSTRUCTIONS ARE IMPORTANT

              To secure the largest possible representation at the
               Annual Meeting of Stockholders and save the expense
                of a second mailing, would you please return your
              Instructions promptly in the enclosed envelope which
               requires no postage if mailed in the United States.

These INSTRUCTIONS will be followed as directed, but if not otherwise directed, the shares will be voted FOR all nominees named below, FOR Proposal 2 and AGAINST Proposal 3.

Directors  (1) Elect five Class III directors to terms of office expiring at the
Recommend      2001 Annual Meeting of Stockholders as follows:

               Election of two directors by holders of Common and Preferred Stock voting together as a class:

                          James F. Cordes and Kenneth O. Johnson

               Election of three directors by holders of Common, Class A Common and Preferred Stock voting together as a class:

                    Roy L. Gates, J. Carleton MacNeil and Thomas R. McDade

FOR -          FOR [ ] all persons named above      WITHHOLD [ ] authority to
               except, authority withheld as to     vote for all persons named
               the following person(s), if any.     above.

               ---------------------------------

FOR -      (2) FOR [ ]  AGAINST [ ]  ABSTAIN [ ] Proposal to adopt the 1998
                                                 Incentive Stock Plan

AGAINST -  (3) FOR [ ]  AGAINST [ ]  ABSTAIN [ ] stockholder proposal described in the accompanying Proxy
                                                 Statement.

           (4) In their discretion on such other matters as may properly come before the meeting.

-------------------------------------------------------------------------------
      PLEASE DETACH, SIGN AND DATE (ON REVERSE) AND MAIL YOUR INSTRUCTIONS


                         YOUR INSTRUCTIONS ARE IMPORTANT

              To secure the largest possible representation at the
               Annual Meeting of Stockholders and save the expense
                of a second mailing, would you please return your
              Instructions promptly in the enclosed envelope which
               requires no postage if mailed in the United States.